UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-138111	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6,
Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-51600828

Emazing Interactive, Inc.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

ChinaNet Online Holdings, Inc. (f/k/a Emazing Interactive, Inc.) (the “Registrant”) previously filed with the Securities and Exchange Commission on July 2, 2009, a Current Report on Form 8-K (the “Share Exchange 8-K”), in which the Registrant disclosed that it entered into and consummated a share exchange transaction on June 26, 2009, with China Net Online Media Group Limited, a company organized under the laws of the British Virgin Islands (“China Net”), the shareholders of China Net and G. Edward Hancock, the then principal stockholder of the Registrant (the “Share Exchange”).

In connection with the Share Exchange, there was a change in the majority of the members of the Board of Directors of the Registrant.  Mr. Hancock, who was the sole member of the Registrant’s Board of Directors prior to the Share Exchange, tendered his resignation as a member of the Registrant’s Board of Directors to be effective on the tenth day after mailing of an Information Statement on Schedule 14f-1 to the Registrant’s stockholders (the “Effective Date”), and Mr. Zhige Zhang and Mr. Kotoi Horofumi were nominated as directors, with such nominations to be effective on the Effective Date. The Information Statement was mailed on July 10, 2009 and the Effective Date was July 20, 2009.  As of the Effective Date, Mr. Hancock’s resignation was effective, and the appointment of Mr. Zhige Zhang and Mr. Kotoi Horofumi to the Board of Directors was effective.

As previously disclosed in the Share Exchange 8-K, Mr. Zhang was also appointed as Chief Financial Officer and Treasurer of the Registrant on June 26, 2009.  Mr. Zhang has served as Chief Financial Officer of China Net since January 2009.  Prior to that role, from January 2008 to January 2009, Mr. Zhang served as Executive Director of China Net.  From January 2007 to December 2007, Mr. Zhang was Director and Vice President of Fu Jian Rong Ji Software Limited.  From August 2002 to December 2006, Mr. Zhang acted as Chief Operating Officer of Beijing HSHZ Information System Engineering Company.  Mr. Zhang holds a degree in industry design from Guilin University of Electronic Technology. Mr. Zhang has not been involved in any transaction in which the Registrant was or will be a participant, and in which Mr. Zhang had or will have a direct or indirect material interest.

Mr. Horofumi is the President of SJ Holdings Inc. and has served as President since July 2009.  From June 2001 to July 2009, Mr. Horofumi served as Vice President of SJ Holdings Inc.  Mr. Horofumi holds a Ph.D in Information Technology from the University of Tokyo.  Mr. Horofumi did not hold any positions with the Registrant prior to July 20, 2009.  Mr. Horofumi, is the sole director and sole shareholder of Star (China) Holdings Limited, which was one of the shareholders of China Net, that received 1,279,080 shares of the Registrant’s common stock in the Share Exchange, representing 8.11% of the issued and outstanding shares of the Registrant’s common stock.  As the shareholder of Star (China) Holdings Limited, he had an indirect material interest in the Share Exchange.

Neither Mr. Zhang nor Mr. Horofumi is a party to, nor do they participate in, any material plan, contract or arrangement in their capacity as members of the Registrant’s Board of Directors. Neither Mr. Zhang nor Mr. Horofumi has any family relationships with any of the executive officers or directors of the Registrant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 14, 2009, the Registrant caused to be formed a corporation under the laws of the State of Nevada called ChinaNet Online Holdings, Inc. ("Merger Sub") and on the same day, acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Registrant.

Effective as of July 24, 2009, Merger Sub was merged with and into the Registrant. As a result of the merger, the corporate name of the Registrant was changed to “ChinaNet Online Holdings, Inc.”  Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of the Merger Sub ceased.  The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

The Registrant, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) may merge Merger Sub into itself without stockholder approval and effectuate a name change without stockholder approval.

A copy of the Agreement and Plan of Merger and a copy of the Articles of Merger are incorporated herein by reference and filed as Exhibits 2.1 and 3.1, respectively, to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
2.1	Agreement and Plan of Merger
3.1	Articles of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2009	ChinaNet Online Holdings, Inc.

	By:	/s/ Cheng Handong
Name: Cheng Handong
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger
3.1	Articles of Merger